Exhibit 99.1

Veritiv Announces Stockholder Approval of Acquisition By Clayton, Dubilier & Rice

ATLANTA (October [17], 2023) – Veritiv Corporation (NYSE: VRTV), a leading full-service provider of business-to-business products, services and solutions, held a special meeting of stockholders earlier today at which Veritiv stockholders voted in favor of all proposals, including a proposal to approve the Company’s pending acquisition by an affiliate of Clayton, Dubilier & Rice, (CD&R).

“We are pleased with the results of the special meeting and we thank our stockholders for their strong support for this transaction,” said Sal Abbate, Chief Executive Officer of Veritiv. “We look forward to closing the transaction later in the fourth quarter.”

Closing of the transaction is subject to customary closing conditions including the receipt of required regulatory approval. The voting results of the Veritiv Corporation special meeting will be reported in a Form 8-K to be filed by Veritiv Corporation with the U.S. Securities and Exchange Commission.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta, is a leading full-service provider of packaging, JanSan and hygiene products, services and solutions. Additionally, Veritiv provides print and publishing products. Serving customers in a wide range of industries both in North America and globally, Veritiv has distribution centers throughout the U.S. and Mexico, and team members around the world helping shape the success of its customers. For more information about Veritiv and its business segments visit www.veritiv.com.

Safe Harbor Provision

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include all statements that do not relate solely to historical or current facts, such as statements regarding Veritiv’s expectations, intentions or strategies regarding the future, including strategies or plans as they relate to the proposed acquisition of Veritiv by CD&R. These forward-looking statements are and will be, subject to many risks, uncertainties and factors which may cause future events to be materially different from these forward-looking statements or anything implied therein. These risks and uncertainties include, but are not limited to: uncertainties as to the timing of the proposed acquisition; the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the acquisition that could reduce the anticipated benefits of or cause the parties to abandon the proposed acquisition; risks related to the satisfaction of the conditions to closing the proposed acquisition in the anticipated timeframe or at all; the risk that any announcements relating to the acquisition could have adverse effects on the market price of Veritiv’s common stock; disruption from the acquisition making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement entered into between Veritiv and affiliates of CD&R, including in certain circumstances requiring Veritiv to pay a termination fee; risks related to disruption of management’s attention from Veritiv’s ongoing business operations due to the acquisition; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed acquisition; global economic conditions; adverse industry and market conditions; the ability to retain management and other personnel; and other economic, business, or competitive factors, including factors described in Veritiv’s filings with the U.S. Securities and Exchange Commission (the “SEC”). While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties presented in the proxy statement that Veritiv filed with the SEC in connection with the proposed acquisition are considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of proposed acquisition and/or Veritiv’s consolidated financial condition, results of operations, credit rating or liquidity. In light of the significant uncertainties in these forward-looking statements, Veritiv cannot assure you that the forward-looking statements in this communication will prove to be accurate, and you should not regard these statements as a representation or warranty by Veritiv, its directors, officers or employees or any other person that Veritiv will achieve its objectives and plans in any specified time frame, or at all. Any forward-looking statements in this communication are based upon information available Veritiv on the date of this communication. Subject to applicable law, Veritiv does not undertake to publicly update or revise its forward-looking statements.

Veritiv Contacts:

Investors: Clark Dwyer, 844-845-2136	Media: Kristie Madara, 770-391-8471